Exhibit 99.5

Customer & Partner Talking Points

•	We appreciate your inquiring about this announcement.

•	Let me start by saying, we believe this is a very positive development for us, and in particular, positive for our customers.

•	By joining these two companies, our customers will have access to increased scale, resources, products and customer support.

•	We will, in fact, become a stronger competitor in the AIDC market and will be in a better position to serve you, our customers.

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The transaction must go through a regulatory review process and meet customary closing conditions. We expect this to take several months, with the transaction closing by the end of the second quarter 2013.

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Until then, it’s business as usual. There will be no changes to your day-to-day relationship with Intermec. I’ll continue to be your representative and you have my word that you will continue to receive the great service you have come to expect from Intermec.

•	Our customer service team will also be available to work with you throughout this period.

•	We can’t thank you enough for your ongoing loyalty and will continue to keep you updated as appropriate. On behalf of Intermec, we look forward to continuing to work together.

Important Additional Information about the Merger Transaction

Intermec plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the merger transaction. This communication does not constitute a solicitation of any vote or approval. The proxy statement and other documents to be filed with the SEC related to the merger transaction will contain important information about Honeywell, Intermec, the merger transaction and related matters. Investors are urged to carefully read the proxy statement and other documents to be filed with the SEC in connection with the merger transaction or incorporated by reference into the proxy statement, when available. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Intermec through the website maintained by the SEC at www.sec.gov or by contacting Intermec Investor Relations at (425) 348-2600. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Intermec’s website at www.intermec.com. (Which website is not incorporated herein by reference).

Intermec and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Intermec’s stockholders in connection with the proposed merger transaction will be set forth in the proxy statement described above when it is filed with the SEC. Additional information regarding Intermec’s executive officers and directors, including stockholdings, is included in Intermec’s definitive proxy statement for 2012, which was filed with the SEC on April 12, 2012. You can obtain free copies of this document from Intermec using the contact information above.

Forward-Looking Statements

Statements made in this communication and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the merger transaction, the expected timing of the merger transaction and the potential effects of the merger transaction, including if it does not close.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this communication, including: the ability to obtain regulatory approvals of the merger transaction on the proposed terms and schedule; the failure of Intermec’s stockholders to approve the merger transaction; disruption to our business, including customer, employee and supplier relationships resulting from the merger transaction; the effect of the merger transaction on pricing, spending, third-party relationships and revenues; and other factors described in Intermec’s reports filed with the SEC, including our annual report for the year ended December 31, 2011 and subsequent quarterly reports, filed with the SEC, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except to the extent required by law, Intermec disclaims any obligation to update any forward-looking statements after the distribution of this communication, whether as a result of new information, future events, changes in assumptions, or otherwise.